Exhibit 10.44

LOAN AGREEMENT

dated October 27, 2004

by and between

BANK ONE, NA (“Lender”)

and

PLAINS CAPITAL CORPORATION (“Borrower”)

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LOAN AGREEMENT

This LOAN AGREEMENT, dated October 27, 2004, is made by and between BANK ONE, NA, a national banking association (“Lender”), and PLAINS CAPITAL CORPORATION, a Texas corporation (“Borrower”), in respect of a loan in the maximum principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 — DEFINITIONS AND USE OF TERMS

Section 1.1 Terms Defined Above. As used in this Agreement, the terms “Lender” and “Borrower” shall have the meanings respectively indicated in the opening recital hereof.

Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires.

“Advance” means the disbursement by Lender of the Loan.

“Agreement” means this Loan Agreement, as from time to time amended or supplemented.

“Bank” or “PCB” means PlainsCapital Bank, a Texas state bank, whose principal place of business is 5010 University, Lubbock, Texas 79413.

“Banking Subsidiary” means any bank (whether state or national) more than fifty percent (50%) of whose capital stock now or hereafter is owned directly or indirectly by Borrower or any Banking Subsidiary or may be voted by Borrower or any Banking Subsidiary. At the date of this Agreement, the only Banking Subsidiary of Borrower is Bank.

“Business Day” means a day other than a Saturday, Sunday or other day on which national banks in Fort Worth, Texas, are authorized or required to be closed.

“Collateral” means all presently owned and hereafter acquired property of any Person that secures the Obligations, including, without limitation, the property described in Section 2.6.

“Debtor Relief Laws” means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws, domestic or foreign, including but not limited to those in Title 11 of the United States Code, affecting the rights or remedies of creditors generally, as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 5.1.

“Financial Statements” means such balance sheets (including disclosure of all contingent liabilities), profit and loss statements, schedules of sources and uses of funds, statements of cash flow, and shareholder equity, pro forma schedules of sources and uses of funds for ensuing twelve-month periods, and other financial information of Borrower as shall be required by Lender, from time to time, or as required under any Loan Document, which statements shall be certified as true and correct in all material respects by the party submitting such statements or, if required by Lender or under any Loan Document, such statements of Borrower shall be audited and/or certified by an independent certified public accountant.

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“Financing Statements” means the financing statements perfecting the security interests securing the Loan, to be filed with the appropriate offices for the perfection of a security interest in any of the Collateral.

“Governmental Authority” means the United States, the state, the county, the city, or any other political subdivision in which Borrower or any Banking Subsidiary is located, and any court or political subdivision, agency, or instrumentality having or exercising jurisdiction over Borrower or any Banking Subsidiary.

“Governmental Requirements” means all material laws, ordinances, codes, rules, regulations, orders, writs, injunctions or decrees of any Governmental Authority applicable to Borrower or the Collateral.

“Indebtedness” means any and all obligations and liabilities of Borrower to Lender for borrowed money, whether now existing or hereafter arising, direct or indirect, joint or several, secured or unsecured.

“Indemnified Matters” means:

(a) any and all claims, demands, liabilities (including strict liability), losses, damages (including consequential damages), causes of action, judgments, penalties, fines, costs and expenses (including without limitation, reasonable fees and expenses of attorneys and other professional consultants and experts, and of the investigation and defense of any claim, whether or not such claim is ultimately defeated, and the settlement of any claim or judgment including all value paid or given in settlement) of every kind, known or unknown, foreseeable or unforeseeable, which may be imposed upon, asserted against or incurred or paid by Lender or any other Indemnified Party at any time and from time to time, whenever imposed, asserted or incurred, because of, resulting from, in connection with, or arising out of any transaction, act, omission, event or circumstance in any way connected with this Agreement or any other Loan Document, including, without limitation, (1) disbursement of the Loan proceeds, (2) any act performed or omitted to be performed hereunder or under any other Loan Document, and (3) any Default or event which with the lapse of time, the providing of notice or both would constitute a Default.

“Indemnified Party” has the meaning set forth in Section 4.10.

“Loan” means the loan by Lender to Borrower in the original principal amount of $500,000.00.

“Loan Documents” means this Agreement, the Security Agreement, the Note, the Financing Statements, and such other documents evidencing, securing or pertaining to the Loan as shall, from time to time, be executed and delivered to Lender by Borrower or any other party pursuant to this Agreement.

“Maturity Date” means the date on which the Note matures, whether by acceleration, lapse of time or otherwise; provided, that such date shall be the October 27, 2011, unless earlier accelerated as permitted herein or in any other Loan Document.

“Note” means the Promissory Note of even date herewith made by Borrower payable to the order of Lender in the principal amount of and evidencing the Loan, and all renewals, amendments and replacements thereof.

“Obligations” means the outstanding principal amounts of the Note and interest accrued thereon, and any and all other indebtedness, liabilities and obligations whatsoever of Borrower to Lender

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hereunder or under the Note, or otherwise, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise, it being contemplated by the parties hereto that Borrower may become indebted to Lender in further sum or sums, plus interest accruing on any foregoing and all attorney fees and costs incurred in the enforcement of any of the foregoing; but nothing herein shall obligate Lender to lend any further sum or sums to Borrower.

“Person” means any individual, firm, corporation, association, partnership, joint venture, trust, governmental body or other entity.

“Pledged Stock” means the capital stock of Bank pledged or to be pledged to Lender pursuant to Section 2.6 of this Agreement and the Security Agreement, constituting 100% of the capital stock of Bank.

“Security Agreement” means the Pledge and Security Agreement of even date herewith made by Borrower in favor of Lender, and all renewals, amendments and replacements thereof.

“Subordinate Loan” means that certain $15,000,000.00 subordinate loan provided to Borrower by Lender for “Tier II Capital” for Borrower.

ARTICLE 2 — THE LOAN

Section 2.1 Commitment to Lend. Subject to and upon the terms, covenants and conditions of this Agreement, Lender will make the Loan to Borrower in accordance with this Agreement in an aggregate amount not to exceed the principal face amount of the Note. The Loan is not revolving; an amount repaid may not be reborrowed. Furthermore, the Loan may not be prepaid prior to the Maturity Date unless that certain $15,000,000.00 subordinate loan from Lender to Borrower shall have been paid in full, and Lender shall have no further obligation to make advances in connection therewith.

Section 2.2 The Note. The Loan is and shall be evidenced by the Note. Interest on the Loan, at the rate or rates specified in the Note, shall be (a) computed on the unpaid principal balance which exists from time to time, and (b) due and payable quarterly as it accrues as more particularly set forth in the Note. In any case and notwithstanding anything to the contrary, on the Maturity Date, all outstanding principal under the Note, plus all accrued but unpaid interest, shall be due and payable in full.

Section 2.3 Conditions to Closing and Funding. The Loan shall be funded in one lump sum Advance at closing on or about the date of this Agreement. As conditions precedent to closing as well as to such Advance: (a) there shall then exist no default nor shall there have occurred any event which with the giving of notice or the lapse of time, or both, could become a default; (b) the representations and warranties made in the Loan Documents shall be true and correct on and as of the date of the Advance, with the same effect as if made on that date; and (c) Borrower must satisfy the conditions required hereby and execute and deliver to, procure for and deposit with, and pay to Lender and, if appropriate, record in the proper records with all filing and recording fees paid, the documents, certificates, agreements and other items listed in Exhibit “A” that are noted by “(X)”, together with such other documents, certificates, agreements and other items as Lender may reasonably require.

Section 2.4 Use of Proceeds. The proceeds of the Loan shall be used for the general corporate purposes of Borrower.

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Section 2.5 Conditions Precedent for the Benefit of Lender. All conditions precedent to the obligation of Lender to make the Loan are imposed hereby solely for the benefit of Lender, and no other party may require satisfaction of any such condition precedent or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with such conditions precedent. All requirements of this Loan Agreement may be waived by Lender only in writing, in whole or in part, at any time.

Section 2.6 Pledged Security for Obligations. To secure full and complete payment and performance of the Obligations, Borrower shall grant or cause to be granted a security interest in favor of Lender in the Pledged Stock.

ARTICLE 3 — REPRESENTATIONS AND WARRANTIES OF BORROWER

To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender (which representations and warranties will survive the execution and delivery of the Note) that:

Section 3.1 Financial Statements. The Financial Statements provided by Borrower to Lender for the period ended June 30, 2004 are true, correct, and complete in all material respects as of the dates specified therein and fully and accurately present the financial condition of Borrower or any Banking Subsidiary, as applicable, as of the dates specified. No material adverse change has occurred in the condition, financial or otherwise, of Borrower or any Banking Subsidiary since the dates of such Financial Statements. Borrower and each Banking Subsidiary is solvent after giving effect to all borrowings contemplated in this Agreement.

Section 3.2 Suits. Actions, Etc. Except as disclosed in writing to Lender prior to the date of this Agreement, there are no actions, suits, investigations or proceedings pending, or, to the knowledge of Borrower, threatened in any court or before or by any Governmental Authority against or affecting Borrower or any Banking Subsidiary, which if adversely determined would have a material adverse effect on Borrower or its ability to pay the Indebtedness or involving the validity, enforceability, or priority of any of the Loan Documents, at law or in equity. The consummation of the transactions contemplated hereby, and the performance of the terms and conditions hereof and of the other Loan Documents, will not cause Borrower to be in violation of or in default with respect to any Governmental Requirement, or result in a breach of, or constitute a default under any note, lease, contract, deed of trust, agreement or other undertaking or restriction to which Borrower is a party or by which Borrower may be bound or affected. Neither Borrower nor any Banking Subsidiary is in default under the terms of any order of any court or any requirement of any Governmental Authority or under the terms of any indebtedness or obligation.

Section 3.3 Status of Borrower; Valid and Binding Obligation. Borrower is (a) a corporation, duly organized, validly existing and in good standing under the laws of the state of its organization and (b) possessed of all power and authority necessary to enter into and perform Borrower’s obligations under the Loan Documents and to make the borrowing contemplated hereby. All of the Loan Documents, and all other documents referred to herein to which Borrower is a party, upon execution and delivery will constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as the enforcement thereof may be limited by Debtor Relief Laws.

Section 3.4 Disclosure. There is no fact known to Borrower that Borrower has not disclosed to Lender in writing or otherwise disclosed in the Financial Statements that is reasonably likely to materially adversely affect the business or financial condition of Borrower or any Banking Subsidiary, not including facts or conditions generally affecting the economy or the financial services industry.

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Section 3.5 Taxes. Borrower and each Banking Subsidiary has filed all necessary tax returns and reports and has paid all taxes and governmental charges thereby shown to be owing except any such taxes or charges that are being contested in good faith by appropriate proceedings which have been disclosed to Lender in writing prior to the date of this Agreement and for which adequate reserves have been set aside on Borrower’s or such Banking Subsidiary’s books in accordance with generally accepted accounting principles.

Section 3.6 Violations. Borrower has no knowledge of and has received no notices of any violations of any Governmental Requirement that would have a material adverse effect on the business of Borrower.

Section 3.7 Not a Foreign Person. Borrower is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (“IRC”), Sections 1445 and 7701 (i.e. Borrower is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the IRC and any regulations promulgated thereunder).

Section 3.8 Ownership of Banking Subsidiaries. Borrower owns, and on the closing date hereof and at all times thereafter will own, not less than 100% of the capital stock of Bank.

Section 3.9 Stock Agreements. Borrower has furnished to Lender copies of all buy-sell agreements, stock redemption agreements, shareholder agreements, voting trust agreements and all other agreements and contracts involving the stock of any Banking Subsidiary; and there are not now any agreements or terms of any agreements to which Borrower is a party which alter, impair, affect or abrogate the rights of Lender or the Obligations of Borrower under this Agreement or any other Loan Document.

Section 3.10 Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Borrower of this Agreement and the other Loan Documents to which Borrower is or may become a party or the validity or enforceability thereof.

Section 3.11 Contracts. To the best of Borrower’s knowledge, neither Borrower nor any Banking Subsidiary is a party to, or bound by, any agreement, condition, contract, or arrangement which is reasonably expected in the future to have a material adverse effect on the business, operations or financial condition of Borrower or any Banking Subsidiary.

Section 3.12 Inducement to Lender. The representations and warranties contained in the Loan Documents are made by Borrower as an inducement to Lender to make the Loan. Borrower understands that Lender is relying on such representations and warranties and that such representations and warranties shall survive any (a) bankruptcy proceedings involving Borrower, or (b) foreclosure of the Security Agreement.

ARTICLE 4 — COVENANTS AND AGREEMENTS OF BORROWER

While any part of the Obligations remains unpaid and unless otherwise waived in writing by Lender, Borrower hereby covenants and agrees as follows:

Section 4.1 Compliance with Governmental Requirements. Borrower and each Banking Subsidiary shall timely comply with all Governmental Requirements and, upon Lender’s request, promptly deliver to Lender evidence thereof. Immediately upon Borrower’s or any Banking Subsidiary’s receipt of any notice from a Governmental Authority of noncompliance with any Governmental

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Requirements which could reasonably be anticipated to have a material adverse effect on Borrower or the Collateral, Borrower or such Banking Subsidiary shall provide Lender with written notice thereof unless prohibited by such notice or applicable law.

Section 4.2 Insurance. Borrower shall maintain or cause to be maintained in force insurance coverage reasonable in coverage and scope for Borrower’s activities or as otherwise required by Lender and shall furnish to Lender upon request at reasonable intervals a certificate or certificates from the respective insurer(s) setting forth the nature and extent of all insurance maintained by Borrower in accordance with the Loan Documents.

Section 4.3 Notice to Lender. Borrower shall promptly notify Lender in writing of any of the following occurrences or events as the same become known to Borrower, specifying in each case the action Borrower has taken or caused to be taken, or proposes to take or cause to be taken, with respect thereto: (a) the occurrence of any Event of Default or any event which with the giving of notice or the lapse of time, or both, could become an Event of Default; (b) any default by Borrower under any Governmental Requirement which would likely have a material adverse effect on the business of Borrower; (c) any material adverse change in the condition, financial or otherwise, of Borrower; (d) the occurrence of any material litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Lender which has been instituted or (to the knowledge of Borrower) is threatened against Borrower or any Banking Subsidiary; and (e) any notice received by Borrower with respect to the cancellation, material adverse alteration or non-renewal of any insurance coverage maintained or required to be maintained by Borrower.

Section 4.4 Costs and Expenses. Borrower shall pay when due all costs and expenses required by this Agreement, including, without limitation, (a) all reasonable fees and expenses of counsel to Lender in connection with the negotiation, preparation, amendment, enforcement or defense of the Loan Documents or the making of the Advance; (b) all premiums for insurance; and (c) all other reasonable costs and expenses payable to third parties incurred by Lender in connection with the investigation, consummation, enforcement or defense of the transactions contemplated by this Agreement.

Section 4.5 Further Assurances. Borrower shall execute and deliver to Lender, from time to time as requested by Lender, such other documents, agreements, certificates, affidavits, and other instruments as shall be reasonably necessary to provide the rights and remedies to Lender granted or provided for by the Loan Documents.

Section 4.6 Defense of Actions. Lender may (but shall not be obligated to) commence, appear in, or defend any action or proceeding purporting to affect the Loan or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys’ fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender on demand.

Section 4.7 Prohibition on Assignment of Borrower’s Interest. Borrower shall not assign or encumber any interest of Borrower under this Agreement without the prior written consent of Lender.

Section 4.8 Current Financial Statements. Without limitation of any requirements of the Loan Documents, Borrower shall deliver to Lender:

(a) Quarterly Reports. As soon as available, but no more than forty-five (45) days after the end of each calendar quarter and with regard to such calendar quarter, copies of:

(1) all Federal Financial Institutions Examination Council (the “FFIEC”) Consolidated Reports of Condition and Income (commonly known as Call Reports) furnished by any Banking Subsidiary to the appropriate regulatory authorities;

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(2) each Banking Subsidiary’s report of risk-based capital adequacy, as submitted to such Banking Subsidiary’s Board of Directors; and

(3) a summary report of the totals, by category, of all assets of each Banking Subsidiary that are classified, in whole or in part, as “Other Assets Especially Mentioned”, “Substandard”, “Doubtful”, and “Loss,” and a listing of Other Real Estate and Foreclosed Assets; and upon the request of Lender, a detailed listing of such assets.

(b) Financial Reports. As soon as practicable and in any event within forty-five (45) days after the last day of each calendar quarter, the balance sheet of Borrower, each Banking Subsidiary and of each other significant subsidiary or affiliate of Borrower as at such date, and the related statements of income and retained earnings for the elapsed portion of the fiscal year of Borrower, each Banking Subsidiary and of each other significant subsidiary or affiliate of, as the case may be, ended with the last day of such calendar quarter, all in reasonable detail, prepared in conformity with generally accepted accounting principles (subject to routine audit and normal year-end adjustments), and certified by the president or principal financial officer of Borrower, each Banking Subsidiary and of each other significant subsidiary or affiliate of Borrower, as the case may be.

(c) FRY-9 Reports. As soon as available, but no more than forty-five (45) days after each June 30 and each December 31 of each calendar year, the Parent Company Only Financial Statements for Bank Holding Companies (FRY-9LP) report for Borrower, as submitted to the Federal Reserve Bank of Dallas, prepared on an unconsolidated basis (Borrower only), and as soon as available, but no more than forty-five (45) days after the end of each calendar quarter, the Consolidated Financial Statements for Bank Holding Companies (FRY-9C) report for Borrower, as submitted to the Federal Reserve Bank of Dallas, prepared on a consolidated basis.

(d) Annual Audit of Borrower. As soon as available, but no more than one hundred twenty (120) days after the end of each fiscal year: (i) copies of audited balance sheets, statements of income and retained earnings and statement of cash flows of Borrower, setting forth on a consolidated basis, in comparative form, figures for the previous calendar year, all in reasonable detail; (ii) an opinion by an independent certified public accountant selected by Borrower and acceptable to Lender, which opinion shall state that said financial statements have been prepared in accordance with GAAP and that such accountant’s audit of such financial statements has been made in accordance with generally accepted auditing standards and that said financial statements present fairly the financial condition of Borrower and the results of its operations; and (iii) any management letter submitted to Borrower by such independent certified public accountant.

(e) from time to time, as Lender may reasonably request, additional Financial Statements of Borrower.

Section 4.9 Loan Participation. Borrower acknowledges and agrees that Lender may, from time to time, sell or offer to sell interests in the Loan to one or more participants. Borrower authorizes Lender to disseminate any information it has pertaining to the Loan, including, without limitation, credit information on Borrower or any of its principals, to any such participant or prospective participant.

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Section 4.10 Indemnification. BORROWER SHALL INDEMNIFY AND HOLD HARMLESS (A) LENDER, (B) ANY AFFILIATE OF LENDER, (C) ANY PARTICIPANTS IN THE LOAN, (D) THE DIRECTORS, OFFICERS, PARTNERS, EMPLOYEES AND AGENTS OF LENDER AND/OR SUCH PERSONS OR ENTITIES, AND (E) THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF EACH OF THE FOREGOING PERSONS OR ENTITIES IN THEIR CAPACITIES AS SUCH (EACH AN “INDEMNIFIED PARTY”) FROM AND AGAINST, AND REIMBURSE THEM ON DEMAND FOR, ANY AND ALL INDEMNIFIED MATTERS. WITHOUT LIMITATION, THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO MATTERS WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY, IT BEING THE INTENT OF THE PARTIES THAT THE NEGLIGENCE OF SUCH PARTIES BE EXPRESSLY COVERED HEREBY. However, such indemnities shall not apply to a particular Indemnified Party to the extent that the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of that Indemnified Party. Any amount to be paid under this Section by Borrower to an Indemnified Party shall be a demand obligation owing by Borrower (which Borrower hereby promises to pay) to Lender, as part of the Indebtedness, even if in excess of the amount committed by Lender under Section 2.1, and secured by the Loan Documents. Nothing in this Section, elsewhere in this Agreement or in any other Loan Document shall limit or impair any rights or remedies of Lender, or any other Indemnified Party (including without limitation any rights of contribution or indemnification), against Borrower or any other person under any other provision of this Agreement, any other Loan Document, any other agreement or any applicable Governmental Requirement. The liability of Borrower or any other person under this indemnity shall not be limited or impaired in any way by (i) the release, foreclosure or other termination of the Security Agreement and shall survive the payment in full of the Indebtedness, any bankruptcy or other debtor relief proceeding, or any other event whatsoever, and (ii) any provision in the Loan Documents or applicable law limiting Borrower’s or such other person’s liability or Lender’s recourse or rights to a deficiency judgment, or by any change, extension, release, inaccuracy, breach or failure to perform by any party under the Loan Documents, Borrower’s (and, if applicable, such other person’s) liability hereunder being direct and primary and not as a guarantor or surety.

ARTICLE 5 — DEFAULT AND REMEDIES

Section 5.1 Events of Default. The occurrence of any one of the following shall be a default under this Agreement (“Default”):

(a) Failure to Pay Indebtedness. Any of the Indebtedness is not paid within the greater of (i) ten (10) days after the same shall be due, whether by acceleration or otherwise, or (ii) if longer, any applicable grace period provided with respect to such Indebtedness;

(b) Nonperformance of Covenants herein set forth. Any covenant, agreement or condition herein is not fully and timely performed, observed or kept, and except with respect to covenants to pay any of the Indebtedness and those covenants, agreements and conditions set forth in Section 4.7, such failure is not cured within twenty (20) days following written notice of such failure from Lender to Borrower;

(c) Nonperformance of Covenants set forth in any other Loan Document. Any covenant, agreement or condition in any other Loan Document is not fully and timely performed, observed or kept, and except with respect to covenants to pay any of the Indebtedness, such failure is not cured within the applicable grace or cure period (if any) provided for in such other Loan Document;

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(d) Representations. Any statement, representation or warranty in any of the Loan Documents, or in any financial statement or any other writing heretofore or hereafter delivered to Lender in connection with the Indebtedness is false, fraudulent, misleading or erroneous in any material respect on the date or on the date as of which such statement, representation or warranty is made;

(e) Judgment Against Borrower. Any final judgment (i) is rendered against Borrower, (ii) is not paid, vacated or discharged within thirty (30) days after entry, and (iii) could reasonably have a material and adverse effect on Borrower;

(f) Bankruptcy or Insolvency. The Borrower or any person obligated to pay any part of the indebtedness (any such Person herein referred to as an “Obligor”): (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, (a) all or substantially all of the assets of the Borrower or any Obligor, or (b) any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Secured Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called “Applicable Secured Bankruptcy Law”) or an involuntary petition for relief is filed against such party under any Applicable Secured Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Secured Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of sixty (60) days any attachment, sequestration or similar writ levied upon any material property of such party (other than in the ordinary course of business of Borrower or any Obligor); or (vi) fails to pay within thirty (30) days any final money judgment against such party;

(g) Transfer of Ownership of Borrower. The sale, pledge, encumbrance, assignment or transfer, voluntarily or involuntarily, of any interest in Borrower or in any entity comprising Borrower (if Borrower or any such entity is not a natural person but is a corporation, partnership, trust or other legal entity), without the prior written consent of Lender (including, without limitation, if Borrower or any entity comprising Borrower is a partnership or joint venture, the withdrawal from or admission into it of any general partner or joint venturer) and after giving effect to the same, the aggregate change of ownership in the applicable person is twenty-five percent (25%) or more;

(h) Default Under Other Lien. A default or event of default occurs under any lien, security interest or assignment covering the Collateral or any material part thereof (without hereby implying Lender’s consent to any such lien, security interest or assignment not created under the Loan Documents), and the holder of any such lien, security interest or assignment declares a default or institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(i) Liquidation, Etc. The liquidation, termination, dissolution, merger, consolidation or failure to maintain (and failure to reinstate or cure such failure) good standing in the State of Texas (or in the case of an individual, the death or legal incapacity) of the Borrower or any person obligated to pay any part of the Indebtedness;

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(j) Material Adverse Change. In Lender’s reasonable opinion, there has occurred or exists a fact or set of circumstances which is reasonably likely to have a material adverse effect upon the condition, financial or otherwise, of Borrower or Borrower’s ability to perform its obligations under this Agreement;

(k) Enforceability Priority. Any Loan Document shall for any reason without Lender’s specific written consent cease to be in full force and effect, or shall be declared null and void or unenforceable in whole or in part, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by any party thereto other than Lender; or the liens or security interests of Lender in any of the Collateral become unenforceable in whole or in part, or cease to be of the priority herein required, or the validity or enforceability thereof, in whole or in part, shall be challenged or denied by Borrower or any person obligated to pay any part of the Indebtedness;

(l) Default under other Loan Agreements. An Event of Default occurs under any other loan agreement by and between Lender and Borrower, including, without limitation, (1) that certain Amended and Restated Loan Agreement dated October 1, 2001 (as amended, extended or modified from time to time), and the default is not remedied within the applicable period of grace (if any) provided in such loan agreement, or (2) that certain Subordinate Credit Agreement dated of even date herewith governing the Subordinate Loan;

(m) Line of Credit Covenants. After the date hereof, (1) the line of credit extended to Borrower by Lender pursuant to that certain Amended and Restated Loan Agreement dated October 1, 2001 (as amended, extended or modified from time to time) is terminated, expires by its own terms, or otherwise ceases to be in full force and effect, (2) Borrower would otherwise be in default of any of the covenants therein set forth, and (3) the same is not remedied within twenty (20) days following written notice of such failure from Lender to Borrower; or

(n) Other Loan Documents. A default or event of default occurs under any Loan Document, other than this Agreement, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document.

Section 5.2 Certain Remedies. Should an Event of Default occur, Lender may, at its election, do any one or more of the following without notice (unless notice is required by applicable statute):

(a) Declare the Indebtedness, or any part thereof, immediately due and payable, whereupon it shall be due and payable without notice of any kind, including but not limited to notice of intention to accelerate, all of which are waived by Borrower. Without limitation of the foregoing, upon the occurrence of an Event of Default described in clauses (i), (iii) or (iv) of subparagraph (1) of paragraph (f) of Section 5.1, but only by virtue of such an occurrence with respect to Borrower, all of the Indebtedness shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration or act of any kind, all of which are hereby expressly waived by Borrower.

(b) Reduce any claim to judgment.

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(c) Exercise any and all rights and remedies afforded by any of the Loan Documents, or by law or equity or otherwise, as Lender shall deem appropriate.

Section 5.3 Performance by Lender on Borrower’s Behalf. Borrower agrees that, if Borrower fails to perform any act or to take any action which under any Loan Document Borrower is required to perform or take, or to pay any money which under any Loan Document Borrower is required to pay, and there exists a default or potential default hereunder or thereunder, Lender, in Borrower’s name or its own name, may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by Lender and any money so paid by Lender, shall be a demand obligation owing by Borrower to Lender (which obligation Borrower hereby promises to pay) and Lender, upon making such payment, shall be subrogated to all of the rights of the person, entity or body politic receiving such payment. No such payment or performance by Lender shall waive or cure any default or waive any right, remedy or recourse of Lender. Any such payment may be made by Lender in reliance on any statement, invoice or claim without inquiry into the validity or accuracy thereof. Each amount due and owing by Borrower to Lender pursuant to this Section shall bear interest each day, from the date of such expenditure or payment until paid, at the same rate as is provided in the Note for interest on past due principal owed on the Note; and all such amounts, together with such interest thereon, shall be a part of the Indebtedness and shall be secured by the Security Agreement. The amount and nature of any such expense and the time when paid shall be fully established by the certificate of Lender or any of Lender’s officers or agents.

Section 5.4 Remedies Cumulative. All remedies provided for herein and in any other Loan Document are cumulative of each other and of any and all other remedies existing at law or in equity, and Lender shall, in addition to the remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the Indebtedness and the enforcement of the covenants herein and the foreclosure of the liens and security interests evidenced by the Security Agreement or any other Loan Document, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies.

ARTICLE 6 — GENERAL TERMS AND CONDITIONS

Section 6.1 Notices. All notices, requests, demands or other communications required or permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the first page hereof or to such different address as the addressee shall have designated by written notice sent pursuant to the terms hereof and shall be deemed to have been received either, in the case of personal delivery, at the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

Section 6.2 Modifications. No provision of this Agreement or of any of the other Loan Documents may be modified, waived, or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

Section 6.3 Severability. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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Section 6.4 Election of Remedies. Lender shall have all of the rights and remedies granted in this Agreement and in all of the other Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively, or concurrently against Borrower or any property covered under the Loan Documents at the sole discretion of Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

Section 6.5 Form and Substance. All documents, certificates, insurance policies and other items required under this Agreement to be executed and/or delivered to Lender shall be in form and substance satisfactory to Lender.

Section 6.6 Controlling Agreement. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the interest paid or agreed to be paid to Lender exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever, interest would otherwise be payable to Lender at a rate in excess of that permitted under applicable law, then the interest payable to Lender shall be reduced to the maximum amount permitted under applicable law, and if from any circumstance Lender shall ever receive anything of value deemed interest by applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing to Lender under this Agreement or under any of the other Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing to Lender under this Agreement and under any of the other Loan Documents, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and/or spread throughout the full period until payment in full of the principal of the indebtedness (including the period of any renewal or extension hereof) so that the interest on account of such indebtedness for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between Borrower and Lender.

Section 6.7 No Third Party Beneficiary. This Agreement is for the sole benefit of Lender and Borrower and is not for the benefit of any third party.

Section 6.8 Borrower in Control. In no event shall Lender’s rights and interests under the Loan Documents be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of, the business, management or properties of Borrower or the daily management functions and operating decisions made by Borrower.

Section 6.9 Number and Gender. Whenever used herein, the singular number shall include the plural and the singular, and the use of any gender shall be applicable to all genders. The duties, covenants, obligations and warranties of Borrower in this Agreement shall be joint and several obligations of Borrower and of each Borrower if more than one.

Section 6.10 Captions. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.

Section 6.11 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE CONTRACTS MADE IN, AND UNDER THE LAWS OF, THE STATE OF

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TEXAS, AND THEIR VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL FOR ALL PURPOSES BE GOVERNED ENTIRELY BY TEXAS LAW AND APPLICABLE UNITED STATES FEDERAL LAW.

Section 6.12 Relationship of the Parties. This Agreement provides for the making of the Loan by Lender, in its capacity as a lender, to Borrower, in its capacity as a borrower, and for the payment of interest and repayment of principal by Borrower to Lender. The relationship between Lender and Borrower is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for delivery of Financial Statements are intended solely for the benefit of Lender to protect its interests as lender in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Lender to act as a financial or business advisor or consultant to Borrower, as permitting or obligating Lender to control Borrower or to conduct Borrower’s operations, as creating any fiduciary obligation on the part of Lender to Borrower, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. Borrower acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of experienced counsel in connection with entering into these binding provisions, including, without limitation, the provision for waiver of trial by jury. Borrower further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to Lender for credit and to execute and deliver this Agreement.

Section 6.13 WAIVER OF JURY TRIAL. BORROWER HEREBY COVENANTS AND AGREES THAT, IN CONNECTION WITH ANY DISPUTE ARISING UNDER THIS AGREEMENT OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, IT SHALL NOT ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY A JURY AND HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY BORROWER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS AGREEMENT TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES HERETO, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, TO ANY OF THE UNDERSIGNED THAT LENDER WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT OF JURY TRIAL PROVISION.

Section 6.14 Consent to Jurisdiction. Borrower hereby agrees that any action or proceeding under this Agreement or under any of the other Loan Documents may be commenced against it in any court of competent jurisdiction within the State of Texas by service of process upon Borrower by first class registered or certified mail, return receipt requested, addressed to Borrower at its address last known to Lender. Borrower agrees that any such suit, action or proceeding arising out of or relating to this Agreement or to any of the other Loan Documents may be instituted in the United States District Court for the Northern District of Texas; and Borrower hereby waives any objection to the venue of any such suit, action or proceeding. Nothing herein shall affect the right of Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or court.

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Section 6.15 Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, there shall be no presumption or burden of proof which arises favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 6.16 Conflicting Terms. In the event of a conflict or apparent conflict between or among the terms and provisions of this Agreement and the other Loan Documents, the parties shall give the provisions their broadest interpretation so as to reconcile the conflict or apparent conflict. If such an interpretation is not possible, or if the parties cannot agree on such an interpretation, Lender, in its sole discretion, shall designate the provision which most closely approximates its intention with respect to the subject matter at the time of execution of the Loan Documents and such provision shall govern. Borrower hereby agrees that such a procedure does not prejudice its rights under the Loan Documents insofar as Borrower has accepted and agreed to be bound by all of the terms and conditions of this Agreement and of the Loan Documents by its execution hereof and thereof.

Section 6.17 Entire Agreement. THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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EXECUTED and DELIVERED as of the date first recited.

The Address of Borrower is:	BORROWER:

2911 Turtle Creek Blvd., Suite 700	PLAINS CAPITAL CORPORATION,
Dallas, Texas 75219	a Texas corporation
Attn: Jeff Isom

	By:	/s/ Jeff Isom
	Name:	Jeff Isom
	Title:	EVP/LFO

The Address of Lender is:	LENDER:

BANK ONE, NA,
Mail Code TXl-1275	a national banking association
P.O. Box 2050
Fort Worth, Texas 76113-2050
Attn: James W. Aldridge

	By:	/s/ James W. Aldridge
	Name:	James W. Aldridge
	Title:	First Vice President

For deliveries in person, the Address of Lender is:

Bank One, NA
1301 South Bowen Road
Arlington, Texas 76013
Attn: James W. Aldridge

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EXHIBIT “A”

TO

LOAN AGREEMENT

CONDITIONS TO CLOSING AND FUNDING

(X)	1.	The Note, dated the Closing Date.

(X)	2.	The Pledge and Security Agreement, dated the Closing Date.

(X)	3.	The Financing Statements with respect to the security interest granted in the Loan Documents, together with evidence of the priority of the respective security interests perfected thereby.

(X)	4.	The Financial Statements of Borrower.

(X)	5.	With respect to Borrower:

		(a) Certified Resolutions or Unanimous Consent of the Board of Directors and Incumbency;

		(b) Certificates of Existence and Good Standing from state of incorporation or organization;

		(c) Certified Articles of Incorporation and all amendments thereto from state of incorporation; and

		(d) Certified Bylaws and all amendments thereto from the company.

(X)	6.	Borrower shall obtain and maintain insurance coverage typical of that held by similarly situated companies, satisfactory to Lender.

LOAN AGREEMENT